UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2009
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 21, 2009, Advanced BioEnergy, LLC (the “Company”) and Hawkeye Energy Holdings, LLC (“Hawkeye”) entered into a Subscription Agreement and side letter providing for the subscription by Hawkeye for 2.2 million membership units of the Company at a price of $1.50 per unit for an aggregate purchase price of $3.3 million (the “Subscription Agreement” and the “Side Letter”). The Subscription Agreement is conditioned upon (1) the appointment of Bruce L. Rastetter, CEO of Hawkeye Energy Holdings, LLC and Joshua M. Nelson, a director at Thomas H. Lee Partners, L.P., a private equity firm based in Boston, Massachusetts, both of whom are designees of Hawkeye, as directors of the Company, (2) the Company and certain unit holders entering into a Voting Agreement (the “Voting Agreement”) with Hawkeye, (3) the Company entering into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hawkeye, (4) ABE Fairmont, LLC (“ABE Fairmont”) entering into an Exclusive Ethanol Marketing Agreement with Hawkeye Gold, LLC (the “Ethanol Agreement”) and (5) the Ethanol Agreement being approved in accordance with the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, dated as of November 20, 2006, as amended and supplemented.
     The Company currently has one vacancy on its board of directors and Larry Cerny, whose term is scheduled to expire at the 2009 regular meeting of the Company, has agreed to resign as a director at the closing of the Hawkeye investment. The board of directors of the Company has taken action to appoint Mr. Nelson and Mr. Rastetter as directors of the Company effective at the closing of the Hawkeye investment.
     The Company, each director of the Company, South Dakota Wheat Growers Association, Ethanol Investment Partners, LLC (“EIP”) and Hawkeye have each executed the Voting Agreement, which will become effective upon the closing of the Hawkeye investment. The Voting Agreement will supersede the existing Voting Agreement between the Company, EIP and certain directors and officers of the Company, dated as of May 4, 2007. The Voting Agreement will, among other things, require the parties to (a) nominate for election to the board two designees of Hawkeye, two designees of EIP and the Chief Executive Officer of the Company, (b) recommend to the members the election of each of the designees, (c) vote (or act by written consent) all units (or other voting equity securities) of the Company they beneficially own, hold of record or otherwise control at any time, in person or by proxy, to elect each of the designees to the board, (d) not take any action that would result in (and take any action necessary to prevent) the removal of any of the designees from the board or the increase in the size of the board to more than nine members without the consent of the Hawkeye, EIP and Chief Executive Officer directors, and (e) not grant a proxy with respect to any units that is inconsistent with the parties’ obligations under the Voting Agreement. The obligation to nominate and appoint or support for election a second EIP designee would not arise until the earlier of another vacancy on the board or the 2010 regular meeting of the Company. The Company would also grant Hawkeye board observation rights under the Voting Agreement. At the date hereof, the parties to the Voting Agreement hold in the aggregate approximately 48% of the outstanding units of the Company.
     The Company has also executed the Registration Rights Agreement, which will grant Hawkeye two demand registration rights and unlimited piggyback registration rights under certain circumstances and will become effective upon the closing of the Hawkeye investment. ABE Fairmont and Hawkeye Gold have executed the Ethanol Agreement, which upon the closing of the Hawkeye investment will become effective on the earlier of the date that is six months after the Hawkeye investment or such earlier date as Hawkeye Gold and ABE Fairmont are able to implement the terms thereof.
     The Company has requested the approval of the Ethanol Agreement by CoBank, ACB as agent for Farm Credit Services of America, FLCA and related bank syndicate, collectively, the Company’s senior lenders.
     The Side Letter also grants Hawkeye the right to participate pro rata in the future issuance of additional units by the Company and for a period of 14 months after its investment to receive additional units without consideration if the Company issues units for less than $1.50 per unit with the effect that Hawkeye’s purchase price per unit would be reduced to the lowest price per unit paid by a subsequent investor during this 14 month period.

     The proceeds from the Hawkeye investment, net of a maximum of $285,000, will be used to pay debt owed to PJC Capital, LLC in accordance with the terms of the Forbearance Agreement between the Company and PJC Capital, LLC, dated as of June 1, 2009. As a result, of the Hawkeye investment, the Company will have raised the minimum required under the Forbearance Agreement for PJC Capital to issue a restructured note in accordance with the terms described in the Forbearance Agreement. The Company is continuing with its efforts to raise additional capital from accredited investors through a private placement. The references herein to a private placement are made pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”) and are neither an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
Item 3.02 Unregistered Sales of Equity Securities.
     The information described above under “Item 1.01. Entry into a Material Agreement” with respect to the Subscription Agreement and the Hawkeye investment is hereby incorporated by reference. The issuance of the membership units described in Item 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such membership units.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information described above under “Item 1.01. Entry into a Material Agreement” with respect to the resignation of Mr. Cerny and the action of the board of directors with respect to the appointment of Mr. Nelson and Mr. Rastetter as directors of the Company effective at the closing of the Hawkeye investment is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Subscription Agreement dated as of August 21, 2009 between Advanced BioEnergy, LLC and Hawkeye Energy Holdings, LLC.

10.2	Side Letter dated as of August 21, 2009 executed by Advanced BioEnergy, LLC in favor of Hawkeye Energy Holdings, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009	ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description	Manner of Filing
10.1	Subscription Agreement dated as of August 21, 2009 between Advanced BioEnergy, LLC and Hawkeye Energy Holdings, LLC.	Filed Electronically

10.2	Side Letter dated as of August 21, 2009 executed by Advanced BioEnergy, LLC in favor of Hawkeye Energy Holdings, LLC.	Filed Electronically